EXHIBIT 23.3

STEIN, SPERLING, BENNETT, DE JONG, DRISCOLL & GREENFEIG, P.C.

FRED A. BALKIN°
MILLARD S. BENNETT*
ALEXIA KENT BOURGERIE*
DAVID S. DE JONG*
JOLIE S. DEUTSCHMAN»
DAVID C. DRISCOLL, JR.*
STUART S. GREENFEIG*
ANN G. JAKABCIN♦
JEFFREY M. SCHWABER♦
DARCY A. SHOOP♦
DONALD N. SPERLING+
PAUL T. STEIN*
 _____

MD., DC., VA., FL.+
MD., DC., VA., NY.»
MD., DC., PA., NJ.࿰
MD., DC., VA.♦
MD., DC., NY.µ
MD., VA., NC.«
MD., DC.*
MD. ONLY°
ATTORNEYS AT LAW 25 WEST MIDDLE LANE ROCKVILLE, MARYLAND 20850-2204 www.steinsperling.com _____ TELEPHONE (301) 340-2020 _____
RONALD M. BOLT°
CHRISTA A. CHILDERS°
E. ANDREW COLE*
JAMES W. DAWSON, JR.*
FRANK W. DUNHAM, IIIµ
JEFFREY FENSTER*
ROBERT J. GARAGIOLA*
MELIHA PÉREZ HALPERN♦
MONICA G. HARMS°
JONATHAN F. LIEBERMAN♦
IVONNE C. LINDLEY♦
MARY CRAINE LOMBARDO࿰
DARLA J. MCCLURE°
DEANNA L. PETERS«
DIEGO J. ROJAS°
DAVID A. ROSEN♦
KAREN N. SHAPIRO♦

OF COUNSEL:
KEVIN P. FAY*
ALAN S. KERXTON*
SUE ANN MAHAFFEY°
BETH McINTOSH IRVING*
DAVID R. PODOLSKY*
WILLIAM J. SCOTT°

OUR FILE NUMBER

June 28, 2007

Comtech Group, Inc.
Suite 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen 518057
People’s Republic of China

RE:  Comtech Group, Inc. 2006 Equity Incentive Plan

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), being filed by Comtech Group, Inc., a Maryland corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration of an aggregate of 4,800,000 shares of the Company’s common stock (the “Shares”), consisting of 4,800,000 shares of the Company’s common stock issuable in connection with the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).

We have examined the 2006 Plan, and originals or photocopies or certified copies of such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon such examination and relying upon statements of fact contained in the documents which we have examined, when issued upon payment of the relevant exercise price or as otherwise as provided for in, and assuming such issuance is in the manner contemplated by, the 2006 Plan, the Shares will be validly issued, fully paid and non-assessable.

STEIN, SPERLING, BENNETT, DE JONG, DRISCOLL & GREENFEIG, P.C.

Comtech Group, Inc.
June 28, 2007

While certain members of this firm are admitted to practice in certain jurisdictions other than Maryland, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Maryland or consulted with members of this firm who are admitted in any other jurisdictions other than the United States and Maryland. Accordingly, the opinions we express herein are limited to matters involving the law of the United States and Maryland.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Very truly yours, /s/ Stein, Sperling, Bennett, De Jong, Driscoll & Greenfeig, P.C. STEIN, SPERLING, BENNETT, DE JONG, DRISCOLL & GREENFEIG, P.C.